UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2012

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Advanced Energy Industries, Inc.
(Exact name of registrant as specified in its charter)

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Delaware	000-26966	84-0846841
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1625 Sharp Point Drive, Fort Collins, Colorado	80525
(Address of principal executive offices)	(Zip Code)

(970) 221-4670
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On October 12, 2012, Advanced Energy Industries, Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with Wells Fargo Bank, National Association (“Wells Fargo”), as agent for and on behalf of certain lenders (each a “Lender”), which provides for a new secured revolving credit facility of up to $50 million (the “Credit Facility”). In addition to the Company, AE Solar Energy, Inc. (“AE Solar”) and Sekidenko, Inc. (“Sekidenko”), each a wholly-owned subsidiary of the Company, are parties to the Credit Agreement and borrowers thereunder (collectively with the Company, the “Borrowers”).
The Credit Facility provides the Borrowers with the ability to borrow up to $50 million, although the amount of the Credit Facility may be increased by an additional $25 million up to a total of $75 million subject to receipt of lender commitments and other conditions. Borrowings under the Credit Facility are subject to a borrowing base based upon the Company's accounts receivable and inventory and are available for various corporate purposes, including general working capital, capital expenditures, and certain permitted acquisitions. The Credit Agreement also permits the Borrowers to issue letters of credit. The maturity date of the Credit Facility is October 12, 2017.
The Borrowers may elect that the loans comprising each borrowing bear interest at a rate per annum equal to either: (a) a “base rate” plus between one-half (0.5%) and one (1.0%) full percentage point depending on the amount available for additional draws under the Credit Facility (“Base Rate Loan”); or (b) the LIBOR rate then in effect plus between one and one-half (1.5%) and two (2.0%) percentage points depending on the amount available for additional draws under the Credit Facility. The “base rate” for any Base Rate Loan will be the greatest of the federal funds rate plus one-half (0.5%) percentage point; the one-month LIBOR rate plus one (1.0%) percentage point; and Wells Fargo's “prime rate” then in effect.

Pursuant to a Guaranty and Security Agreement (the “GS Agreement”), Borrowings under the Credit Facility are guaranteed by Aera Corporation (“Aera”) and AEI US Subsidiary, Inc. (“AEI US”), each a wholly-owned subsidiary of the Company (collectively the “Guarantors”). Under the GS Agreement, the Borrowers and the Guarantors granted the Lenders a security interest in certain, but not all, of the Borrowers' and the Guarantors' assets.

The Credit Agreement requires the Borrowers to pay certain fees to the Lenders, including a closing fee in the amount of $250,000, a $2,500 collateral management fee for each month that the Credit Facility is in place, and a fee based on the unused amount of the Credit Facility. In addition, if the Credit Agreement is terminated by the Borrowers within one (1) year the Borrowers will be obligated to pay an early termination fee equal to one percent (1%) of the maximum amount that may be drawn or borrowed under the Credit Facility.

The Credit Agreement contains affirmative and negative covenants, which, among other things, require the Borrowers to deliver to the Lenders specified quarterly and annual financial information, and limit the Borrowers and the Guarantors, subject to various exceptions and thresholds, from, among other things,: (i) creating liens on their assets; (ii) merging with other companies or engaging in other extraordinary corporate transactions; (iii) selling certain assets or properties; (iv) entering into transactions with affiliates; (v) making certain types of investments; (vi) changing the nature of its business; and (vii) paying certain distributions or certain other payments to affiliates. Additionally, during any period in which $12.5 million or less is available to the Borrowers under the Credit Facility and for sixty (60) days thereafter, the Credit Agreement requires the maintenance of a defined consolidated fixed charge coverage ratio.

Subject to certain conditions, the Credit Agreement permits voluntary prepayment of principal and accrued interest, and contains various events of default, which are described therein. If an event of default occurs under the Credit Agreement, the Lenders may accelerate the repayment of amounts outstanding under the Credit Agreement and exercise other remedies subject, in certain instances, to the expiration of an applicable cure period. The Credit Agreement also contains various other provisions customary in agreements pertaining to credit facilities, including representations and warranties and covenants.

The description of each of the Credit Agreement and the GS Agreement set forth in this Item 1.01 are qualified in their entirety by reference to the terms and provisions of the Credit Agreement and the GS Agreement, as the case may be, filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, respectively. A copy of the press release announcing this agreement is furnished with this Current Report on Form 8-K as Exhibit 99.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of the Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in its entirety into this Item 2.03.

Item 9.01     Financial Statements and Exhibits.

(d)	The following exhibits are furnished pursuant to Item 1.01 and 2.03:
10.1	Credit Agreement, dated October 12, 2012, by and among the Lenders, Wells Fargo, as administrative agent for the Lenders, the Company, AE Solar, Sekidenko, AEI US, and Aera.

10.2	Guaranty and Security Agreement dated October 12, 2012 among Wells Fargo, the Company, AE Solar, Sekidenko, AEI US and Aera

99.1	Press release dated October 15, 2012 by Advanced Energy Industries, Inc. announcing entry into credit agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Danny C. Herron
October 15, 2012	Danny C. Herron
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Credit Agreement, dated October 12, 2012, by and among the Lenders, Wells Fargo, as administrative agent for the Lenders, the Company, AE Solar, Sekidenko, AEI US, and Aera.
10.2	Guaranty and Security Agreement dated October 12, 2012 among Wells Fargo, the Company, AE Solar, Sekidenko, AEI US and Aera
99.1	Press release dated October 15, 2012 by Advanced Energy Industries, Inc. announcing entry into credit agreement.